Exhibit 16


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We have read and agree with the comments in Item 4.01 of 8-K of Regatta Capital Partners (formerly Monet Entertainment Group, Ltd.) dated October 3, 2006.


/s/ CORDOVANO AND HONECK LLP
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Cordovano and Honeck LLP
Denver, Colorado
October 3, 2006